UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2006

OLIN CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO	63105-3443
(Address of principal executive offices)	(Zip Code)

(314) 480-1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On February 1, 2006, Olin Corporation (the “Company”) filed a Current Report on Form 8-K (the “February 1, 2006 Form 8-K”) announcing that, in connection with the on-going cost reduction efforts of its Metals business, Olin decided to close its Waterbury Rolling Mills brass manufacturing facility in Waterbury, CT (“Waterbury facility”) and consolidate those production activities into its East Alton, IL mill. In the table below, the Company is updating certain estimates, included in the February 1, 2006 Form 8-K related to the closure of the Waterbury facility which the Company still expects to complete during the second quarter of 2006. The Company currently estimates the expenses associated with the closure of the Waterbury facility to be $15.0 million, of which $11 million will be cash expenditures. The Company currently estimates that the portion of the restructuring charge related to the closing of the Waterbury facility will consist of:

Estimated Restructuring Charges Related to the Closure of the Waterbury Facility

Description	Amount (in millions)
Write-off of equipment and facilities	$3.5
Lease & other contract termination costs	8.0
Facility exit costs	1.5
Employee related costs	1.5
Other	0.5

Total	$15.0

In addition, on March 14, 2006, in connection with the on-going cost reduction efforts of its Metals business and after carefully reviewing potential actions, Olin decided to: 1) reduce the utilization of one of its Metals service center facilities by consolidating certain activities into another service center facility and 2) make overhead reductions in the Metals business affecting approximately 20 employees. The Company based its decision on management’s evaluation, in connection with its cost reduction efforts, of the size, location and capability of the Company’s facilities and staffing in light of anticipated business needs. The Company expects to complete these activities by the end of the second quarter of 2006. The Company currently estimates the expenses associated with the reduction of the utilization of one Metals service center facility to be $0.6 million, of which $0.2 million will be cash expenditures. The Company currently estimates the expenses associated with the overhead reductions to be $2.2 million, which will all be cash expenditures. The restructuring charges related to these two items will consist of:

Estimated Restructuring Charges Related to the Reduction in Utilization of One Metals Service Center Facility and Overhead Reductions

Description	Amount (in millions)
Write-off of equipment and facilities	$0.3
Employee related costs	2.5

Total	$2.8

The Company now expects to record a one-time pretax restructuring charge of $17-19 million in 2006. Almost all of the restructuring charge will occur in the first quarter of 2006. The restructuring charge will be partially offset by one-time inventory gains of approximately $10 million in 2006.

The Company believes these actions will generate annual cost savings in the $9 to $10 million range and the implementation of these actions will be cash neutral. These forecasts may change as the closure and related actions are completed.

Safe Harbor Statement

This report contains forward-looking statements, including those regarding the effect of the closure of the Waterbury facility and other cost-cutting actions and the expected amounts of charges and annual savings. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the Company’s ability to negotiate with labor unions and close facilities in a timely manner; changes in the Company’s business requirements; and other risks described in the Company’s SEC filings. The Company undertakes no obligation to revise or update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

By:	/s/ George H. Pain
Name:	George H. Pain
Title:	Vice President, General Counsel and Secretary

Date: March 17, 2006